UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  September 3, 2015

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2015, ITT Educational Services, Inc. (the “Company”) and Daniel M. Fitzpatrick entered into the previously-announced Consulting Agreement (the “Consulting Agreement”).  Mr. Fitzpatrick, the Company’s former Executive Vice President, Chief Financial Officer, had been serving as a Special Advisor to the interim Chief Financial Officer since August 3, 2015, pursuant to the letter agreement between the Company and Mr. Fitzpatrick, dated as of April 29, 2015 (the “Letter Agreement”).  As previously announced, Mr. Fitzpatrick’s role as Special Advisor and his employment with the Company ended on September 2, 2015.  Pursuant to the Consulting Agreement, during the 18-month period following September 2, 2015, Mr. Fitzpatrick will serve as a consultant to the Company in exchange for a monthly fee equivalent to his most recent monthly base salary ($34,333.33). The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The other terms and conditions related to the termination of Mr. Fitzpatrick’s employment with the Company are set forth in the Company’s Current Reports on Form 8-K filed on April 29, 2015 and July 30, 2015, as well as in the Letter Agreement, a copy of which was attached as Exhibit 10.1, and the Amendment to Equity Award Agreements, a copy of which was attached as Exhibit 10.2, to the Company’s Current Report on Form 8-K filed on April 29, 2015, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being filed herewith:

Exhibit No.                                    Description

10.1	Consulting Agreement, dated as of September 3, 2015, by and between ITT Educational Services, Inc. and Daniel M. Fitzpatrick

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2015

ITT Educational Services, Inc.

By:           /s/ Ryan L. Roney
       Name: Ryan L. Roney
       Title: Executive Vice President, Chief
Administrative and Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1	Consulting Agreement, dated as of September 3, 2015, by and between ITT Educational Services, Inc. and Daniel M. Fitzpatrick

4